                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             Fritz Companies, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                             Fritz Companies, Inc.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)
Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

     (1) Title of each class of securities to which transaction applies:

          N/A

     (2) Aggregate number of securities to which transactions applies:

          N/A

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

          N/A

     (4) Proposed maximum aggregate value of transaction:

          N/A

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registrations statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------
     (3) Filing party:

--------------------------------------------------------------------------------
     (4) Date filed:

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

                             FRITZ COMPANIES, INC.
                               706 MISSION STREET
                        SAN FRANCISCO, CALIFORNIA 94103

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TUESDAY, OCTOBER 7, 1997, 10:30 A.M.

TO THE STOCKHOLDERS:

     Notice is hereby given that the Annual Meeting of Stockholders of Fritz Companies, Inc. will be held at Bank of America NT&SA, 555 California Street, San Francisco, California, on Tuesday, October 7, 1997, at 10:30 A.M. for the following purposes:

     (1) To elect four directors.

     (2) To transact such other business as may properly come before the meeting.

     Only stockholders of record on the books of the Company as of 5:00 P.M., August 9, 1997, will be entitled to vote at the meeting and any adjournment thereof.

     Dated: September 1, 1997

                                          By Order of the Board of Directors

                                          Jan H. Raymond, Secretary

     STOCKHOLDERS ARE REQUESTED TO MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE.

                             FRITZ COMPANIES, INC.
                               706 MISSION STREET
                        SAN FRANCISCO, CALIFORNIA 94103

                            ------------------------

                                PROXY STATEMENT

     The enclosed proxy is solicited by the Board of Directors of Fritz Companies, Inc. (the "Company") to be used at the Annual Meeting of Stockholders on October 7, 1997, for the purposes set forth in the foregoing notice. This proxy statement and the enclosed form of proxy were first sent to stockholders on or about September 3, 1997.

     If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted as recommended by the Board of Directors. Any stockholder signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to or at the Annual Meeting. A proxy may be revoked by a writing delivered to the Secretary of the Company stating that the proxy is revoked, by a subsequent proxy signed by the person who signed the earlier proxy, or by attendance at the Annual Meeting and voting in person.

                               VOTING SECURITIES

     Only stockholders of record on the books of the Company as of 5:00 P.M., August 9, 1997, will be entitled to vote at the Annual Meeting.

     As of the close of business on August 9, 1997, there were outstanding 35,626,027 shares of Common Stock of the Company, entitled to one vote per share. The holders of a majority of the outstanding shares of the Common Stock of the Company, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof.

     Votes cast by proxy or in person at the Annual meeting will be tabulated by the election inspectors appointed for the Meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum. With regard to the election of directors, votes may be cast "For" or "Withhold Authority" for each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect.

                             ELECTION OF DIRECTORS

     The persons named below are nominees for director to serve until the next Annual Meeting of Stockholders and until their successors shall have been elected. The nominees constitute the present Board of Directors.

     In the absence of instructions to the contrary, shares represented by the proxy will be voted and the proxies will vote for the election of all such nominees to the Board of Directors. If any of such persons is unable or unwilling to be a candidate for the office of director at the date of the Annual Meeting, or any adjournment thereof, the proxies will vote for such substitute nominee as shall be designated by the proxies. The management has no reason to believe that any of such nominees will be unable or unwilling to serve if elected a director. Set forth below is certain information concerning the nominees which is based on data furnished by them.

                                                                                            SERVED AS
                                            BUSINESS EXPERIENCE DURING PAST                 DIRECTOR
NOMINEES FOR DIRECTOR   AGE                 FIVE YEARS AND OTHER INFORMATION                  SINCE
---------------------   ---   ------------------------------------------------------------  ---------
Lynn C. Fritz........   54    Chairman of the Board. Mr. Fritz has been the Company's            1977
                              Chief Executive Officer since 1986. Mr. Fritz is a Director of Manugistics Group, Inc. (developer of software for supply chain management).
Dennis L. Pelino.....   49    Chief Operating Officer since January 1994 and President           1991
                              since August 1996. Mr. Pelino was Executive Vice President from January 1994 until August 1996 and Senior Vice
                              President from August 1992 until January 1994.
James Gilleran.......   63    Chairman of the Board and Chief Executive Officer of The           1992
                              Bank of San Francisco and its parent, The San Francisco
                              Company, since November 1994. Mr. Gilleran was
                              Superintendent of the California State Banking Department
                              from 1989 until November 1994. Mr. Gilleran is a director of
                              Cooper Development Company (skincare products).
Preston Martin.......   73    Chairman, President and Chief Executive Officer of Martin          1992
                              Holdings, Inc. (bank asset holding company), Chairman of
                              Martin Associates (consulting firm) and Chairman of LINC
                              Group, Inc. (insurance agency). Mr. Martin is a director of
                              SoCal Savings (financial institution holding company) and
                              INCO Homes (home builder). Mr. Martin was previously Vice
                              Chairman of the Board of Governors of the Federal Reserve
                              Board.

                         FURTHER INFORMATION CONCERNING
                             THE BOARD OF DIRECTORS

COMMITTEES OF THE BOARD

     During the fiscal year ended May 31, 1997 ("fiscal 1997"), the Board of Directors held four meetings and acted by unanimous written consent on a number of occasions. The Company has an Audit and Compensation Committee, but does not have a Nominating Committee.

     The members of the Audit and Compensation Committee are James Gilleran and Preston Martin. Among the functions performed by this committee in its capacity as an Audit Committee are to make recommendations to the Board of Directors with respect to the engagement or discharge of independent auditors, to review with the independent auditors the plan and results of the auditing engagement, to review the Company's internal auditing procedures and system of internal accounting controls and to make inquiries into matters within the scope of its functions. Among the functions performed by this committee in its capacity as a Compensation Committee are to review and make recommendations to the Board of Directors concerning the compensation of the key management employees of the Company and to administer the Company's equity incentive plan. During fiscal 1997, the Audit and Compensation Committee held four meetings.

ATTENDANCE AT MEETINGS

     During fiscal 1997, there were no members of the Board of Directors who attended fewer than seventy-five percent of the meetings of the Board of Directors and all committees of the Board on which they served.

COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company are paid directors fees consisting of $24,000 per year and $1,000 for each Board meeting attended. Directors who attend meetings of the Audit and Compensation Committee receive an additional $1,000 for each meeting not held on the same day as a Board meeting. Of the $24,000 annual retainer paid to nonemployee directors, 60% is paid in Common Stock pursuant to the Nonemployee Director Restricted Stock Plan.

                             EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

     The compensation paid to the Company's Chief Executive Officer, four other most highly compensated executive officers and one former executive officer for services in all capacities to the Company and its subsidiaries during the fiscal years indicated is set forth below.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG TERM COMPENSATION
                                                                                            AWARDS
                                                  ANNUAL COMPENSATION              ------------------------
                                       -----------------------------------------                 SECURITIES    ALL OTHER
    NAME AND PRINCIPAL                                           OTHER ANNUAL      RESTRICTED    UNDERLYING   COMPENSATION
         POSITION           YEAR(1)    SALARY($)   BONUS($)   COMPENSATION($)(2)   STOCK($)(3)   OPTIONS(#)      ($)(4)
--------------------------  -------    ---------   --------   ------------------   -----------   ----------   ------------
Lynn C. Fritz                 1997     $ 500,000         --        $ 15,000                 --          --           --
  Chairman of the Board       1996     $ 500,000         --        $ 18,000        $   328,125      30,000           --
  and Chief Executive         1995     $ 208,000         --        $  7,500                 --      80,000           --
  Officer                     1994     $ 500,000         --        $ 18,000                 --      60,000       $8,040
Dennis L. Pelino              1997     $ 358,300         --        $  5,000        $   690,000          --           --
  President and Chief         1996     $ 275,000         --        $  6,000        $   574,375          --           --
  Operating Officer           1995     $ 115,000   $ 50,000        $  2,500                 --          --           --
                              1994     $ 275,000   $275,000        $ 10,900        $   240,750     430,000           --
Ronald A. Marcillac           1997     $ 169,000         --        $  5,000                 --          --           --
  Former Officer              1996     $ 175,000         --        $  6,000        $    46,875          --           --
                              1995     $  84,000   $ 10,000        $  2,500                 --      10,000           --
                              1994     $ 250,000   $ 30,000        $  6,000                 --      10,000           --
John H. Johung                1997     $ 245,000         --        $  5,000                 --          --           --
  Executive Vice President    1996     $ 250,000         --        $  6,000        $ 1,629,375(5)        --          --
                              1995     $  83,000   $ 25,000        $  2,500                 --          --           --
                              1994     $ 180,000   $ 60,000        $  6,000                 --      20,000           --
Jan H. Raymond                1997     $ 189,700         --        $ 15,500                 --       6,000           --
  Senior Vice President,      1996     $ 193,750         --        $  6,000        $   406,875          --           --
  Secretary and General       1995     $  55,000   $ 10,000        $  2,500                 --       6,000           --
  Counsel                     1994     $ 128,000   $ 22,000        $  6,000                 --       6,000           --
Ronald W. Womack              1997     $ 155,330         --        $ 11,650        $    36,250          --           --
  Vice President-Finance      1996(6)  $  76,000         --        $  3,150                 --          --           --

---------------

(1) Fiscal 1995 was a five-month period which ended on May 31, 1995.

(2) While the named executive officers enjoy certain perquisites, for fiscal years 1995, 1996 and 1997, these did not exceed the lesser of $50,000 or 10% of each officer's salary and bonus.

(3) As of the end of fiscal year 1997, the aggregate restricted stock holdings for the named executives consisted of 140,500 shares worth $1,527,938 at the then current fair market value (as represented by the closing price of the Company's Common Stock on May 31, 1997), without giving effect to the diminution of value attributable to the restrictions on such stock. Such amount includes $152,250 for Mr. Fritz (14,000 shares), $500,250 for Mr. Pelino (46,000 shares), $696,000 for Mr. Johung (64,000 shares), $152,250 for Mr. Raymond (14,000 shares) and $27,188 for Mr. Womack (2,500 shares). Dividends are paid on the restricted shares to the extent payable on the Company's Common Stock generally. No shares granted to the named executives vest in less than three years from the date of grant.

(4) The amounts shown consist of the premium benefits to Mr. Fritz in connection with his participation in the Company's executive medical plan.

(5) Mr. Johung's restricted stock grant was made on June 1, 1995 in recognition of contributions through that date to the Company. Mr. Johung received no income from this grant because the shares vest 10 years from grant date on June 1, 2005.

(6) Mr. Womack joined the Company during fiscal year 1996.

OPTIONS GRANTED TO EXECUTIVE OFFICERS

     The following table sets forth certain information regarding stock options granted during fiscal year 1997 to the executive officers named in the foregoing Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                               INDIVIDUAL GRANTS
                         -------------------------------------------------------------     POTENTIAL REALIZABLE
                                     PERCENT OF                                                   VALUE
                         NUMBER OF     TOTAL                                                AT ASSUMED ANNUAL
                         SECURITIES   OPTIONS                                              RATES OF STOCK PRICE
                         UNDERLYING  GRANTED TO                   MARKET                     APPRECIATION FOR
                          OPTIONS    EMPLOYEES    EXERCISE OR    PRICE ON                     OPTION TERM(4)
                          GRANTED    IN FISCAL     BASE PRICE    DATE OF    EXPIRATION   ------------------------
         NAME             ($)(1)        YEAR       ($/SH)(2)     GRANT(2)    DATE(3)     0%($)   5%($)    10%($)
-----------------------  ---------   ----------   ------------   --------   ----------   -----   ------   -------
Lynn C. Fritz                 --          --             --           --           --      --        --        --
Dennis L. Pelino              --          --             --           --           --      --        --        --
Ronald A. Marcillac           --          --             --           --           --      --        --        --
John H. Johung                --          --             --           --           --      --        --        --
Jan H. Raymond             6,000        1.85%        $8.125       $8.125      4/25/07       0    $7,683   $16,135
Ronald W. Womack              --          --             --           --           --      --        --        --

---------------

(1) All such options were granted in 1997 and become exercisable (a) as to 1/3 of the shares on the day after the first anniversary of the grant, (b) as to an additional 1/3 of the shares on the day after the second anniversary of the grant, and (c) as to the remaining 1/3 of the shares on the day after the third anniversary of the grant. Under the terms of the Company's stock option plan, the Audit and Compensation Committee retains discretion, subject to plan limits, to modify the terms of outstanding options.

(2) All options were granted at fair market value.

(3) All options granted in fiscal 1997 were granted for a term of 10 years.

(4) Realizable values are reported net of the option exercise price. The dollar amounts under these columns are the result of calculations at the 5% and 10% rates (determined from the price at the date of grant, not the stock's current market value) set by the Securities and Exchange Commission and therefore not intended to forecast possible future appreciation, if any, of the Company's stock price. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock as well as the optionholder's continued employment through the vesting period. The potential realizable value calculation assumes that the option holder waits until the end of the option term to exercise the option.

     The following table sets forth certain information with respect to exercises of stock options during fiscal year 1997 by the listed executive officers and with respect to stock options held by each of the Company's executive officers as of May 31, 1997.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                                                            VALUE OF UNEXERCISED
                                                           NUMBER OF UNEXERCISED            IN-THE-MONEY OPTIONS
                                                            OPTIONS AT FY-END(#)                AT FY-END($)
                      SHARES ACQUIRED       VALUE       ----------------------------    ----------------------------
        NAME          ON EXERCISE(#)     REALIZED($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
--------------------  ---------------    -----------    -----------    -------------    -----------    -------------
Lynn C. Fritz                 --                --        123,333          46,667              --              --
Dennis L. Pelino              --                --        435,800               0              --              --
Ronald A. Marcillac           --                --         38,667               0         $73,753              --
John H. Johung                --                --         53,800               0         $11,275              --
Jan H. Raymond             4,000           $18,750         16,000           6,000         $54,000         $16,500
Ronald W. Womack              --                --             --              --              --              --

EMPLOYMENT AGREEMENTS

     In October of 1996, the Company entered into a long term employment agreement with Dennis Pelino. The agreement, which expires on October 31, 2002, is performance based and provides compensation in both cash and stock in direct relationship to the earnings performance of the Company. As a result, the old contract was cancelled and the Company entered into a new contract for which it agreed to pay Mr. Pelino $3,000,000 in the future. The terms of the new agreement provide Mr. Pelino with a base salary of $375,000.

     The Company also has an employment agreement with Ronald Womack expiring in October 1999, which provides for a base salary for $160,000 per year and a severance benefit of one year salary in the event of involuntary termination.

TRANSACTIONS WITH THE COMPANY

     For many years, the Company leased certain of its facilities from Sanjaylyn Company, a California partnership (the "Partnership"). Lynn C. Fritz and his sister and brother each owned a one third interest in the Partnership until March 31, 1993, when Lynn C. Fritz withdrew as a partner of the Partnership. As part of such withdrawal, a distribution of real property (including certain properties leased by the Company), cash and debt was made from the Partnership to Mr. Fritz. The Company paid an aggregate of $263,000 to Mr. Fritz and a related partnership in fiscal 1997 in connection with the leasing of three properties from Mr. Fritz and the partnership. The Company believes that all of such leases are on terms which are no less favorable to the Company than those which could have been obtained from independent third parties.

     In connection with the Company's U.S. customs brokerage operations, the Company's customers are required to obtain surety bonds. The Company places such customs bonds with Intercargo Corporation ("Intercargo") and other underwriters of customs bonds. Lynn Fritz owns approximately 3.4% of the outstanding Common Stock of Intercargo. During 1997, the Company placed approximately $4,400,000 of insurance business with Intercargo and received $373,000 in insurance commissions and fees from Intercargo. The Company believes that the amounts received are substantially the same as the Company would have received from other third parties.

AUDIT AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

To the Board of Directors:

     As members of the Audit and Compensation Committee, it is our duty to evaluate and determine the appropriate levels of compensation for officers and directors and to administer the Company's 1992 Omnibus Equity Incentive Plan. Our general policy is to discharge these responsibilities in a manner which links executive performance to long term shareholder value. Our specific objectives are to enhance the long term performance of the Company, enable the Company to attract and retain outstanding executives and employees and provide meaningful incentives, without subjecting the Company to excessive cost.

BASE SALARY

     Generally, base salary for senior officers, including the officers named in the Summary Compensation Table, is set by reviewing the average salary for positions of similar level of responsibility in the peer group. Our peer group, for compensation purposes, is comprised of a group of companies whose growth and financial profiles are similar to our own. Mr. Fritz' base salary is $500,000. He has not had an increase to base since the Company went public in 1992. Mr. Fritz requested of the Committee that his salary not be increased at this time. The Committee agreed to Mr. Fritz' request and therefore determined that no adjustment is in order at this time.

     The Committee approved a new employment agreement for Mr. Pelino on October 31, 1996. The agreement, which is based on the performance of the Company against preestablished goals, provides for incentives earned to be paid in stock, stock options and bonus if achieved. As a part of this long-term agreement, Mr. Pelino's base pay was increased from $275,000 to $375,000.

BONUS

     The cash bonus provides an annual reward for exceptional performance which exceeds expectation. Bonus awards are subject to significant variability depending on the annual performance of the Company and the individual executive. In the case of most executive officers, bonus compensation is based on a combination of the performance of the executive and the performance of the Company. The bonuses for the Chief Executive Officer and Chief Operating Officer are based solely on the performance of the Company. Neither Mr. Fritz nor Mr. Pelino will receive a bonus for fiscal year 1997 performance. The Committee also determined that no cash bonus payments for fiscal year 1997 performance will be made to any of the Company's executive officers below Mr. Fritz and Mr. Pelino.

STOCK BASED INCENTIVES

     Stock based incentives are used as a means of rewarding executives for making decisions which lead to substantial growth in stockholder value and for the perceived long-term value of the executive to the Company. No specific minimum holdings of Fritz stock are required formally; however, executives are encouraged to hold significant stock in the Company.

     Stock options are the primary long-term incentive award for executives. We believe that stock options focus attention on managing the Company from the perspective of an owner with an equity stake in the business. The Company uses both restricted stock and nonqualified stock options as a means of providing ongoing long-term incentives. The Committee continues to support the leadership that Mr. Fritz brings to the organization and the importance of his long term value. In that regard, in July 1997 the Committee awarded Mr. Fritz a grant of 50,000 market based nonqualified stock options.

     As a matter of policy, the Company believes it is important to retain the flexibility to maximize the Company's tax deductions. Amendments to Section 162
(m) of the Internal Revenue Code have eliminated the deductibility of most compensation over a million dollars in any given year unless the specifications outlined in Section 162(m) are met. It will continue to be the policy of this Committee to consider the impact, if any, of Section 162 (m) on the Company and to document as necessary specific performance goals in order to seek to preserve the Company's tax deduction.

     The Company is committed to a goal oriented compensation system based on how the Company performs. In years when the Company meets its aggressive business plan, we intend to recognize this achievement with substantial bonus awards. In keeping with that philosophy, no cash bonus payments were authorized to executive officers of the Company for 1997 fiscal year performance.

                                          Compensation Committee

                                          JAMES E. GILLERAN
                                          PRESTON MARTIN
July 30, 1997

PERFORMANCE GRAPH

     The following graph compares the percentage change in the Company's cumulative total stockholder return on its Common Stock for the period from the Company's initial public offering on October 16, 1992 to May 31, 1997 with the cumulative total return of the NASDAQ Market Index and a peer group index consisting of Air Express International Corporation, Circle International Inc. and Expeditors International of Washington, Inc.

      Measurement Period         Fritz Compa-
    (Fiscal Year Covered)         nies, Inc.      Peer Group     Broad Market
1992                                    100.00          100.00          100.00
1993                                    154.35           91.44          129.57
1994                                    272.46          113.00          136.03
1995                                    305.80          125.02          144.77
1996                                    400.00          158.98          204.34
1997                                    126.09          236.20          229.27

OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

     The following table indicates, as to each named director and each named executive officer, and as to all directors and executive officers as a group, the number of shares and percentage of the Company's Common Stock beneficially owned as of July 15, 1997.

                                                                              COMMON STOCK
                                                                              BENEFICIALLY
                                                                          OWNED AS OF JULY 15,
                                                                                  1997
                                                                        ------------------------
                                                                        NUMBER OF
                    EXECUTIVE OFFICER OR DIRECTOR                         SHARES         PERCENT
----------------------------------------------------------------------  ----------       -------
Lynn C. Fritz(1)......................................................  13,093,548(2)     36.75%
Dennis L. Pelino......................................................     501,300(3)      1.40%
John H. Johung........................................................     117,300(4)       .32%
Jan H. Raymond........................................................      30,000(5)       .08%
Ronald W. Womack......................................................       2,500
James Gilleran........................................................       7,393          .02%
Preston Martin........................................................      10,293          .02%
All directors and executive officers as a group (seven persons).......  13,762,334(6)     38.62%

(1) The address of Mr. Fritz is 706 Mission Street, San Francisco, California 94103. Mr. Fritz may be deemed to be a "control person" of the Company within the meaning of the rules and regulations of the Securities and Exchange Commission by reason of his stock ownership and positions with the Company. Except for Mr. Fritz, the only stockholders who were known by the Company to own beneficially more than 5% of the Company's Common Stock on May 31, 1997 are Trimark Financial Corporation which owned 3,506,010 shares (10.0%) on such date and Franklin Resources, Inc. which owned 3,574,750 (10.2%) on such date. The address of Trimark Financial Corporation is One First Canadian Place, Toronto, Ontario M5X 1EF, and the address of Franklin Resources, Inc. is 777 Mariners Island Boulevard, San Mateo, California 94404.

(2) Includes employee stock options exercisable within 60 days to purchase 133,333 shares.

(3) Includes employee stock options exercisable within 60 days to purchase 435,800 shares.

(4) Includes employee stock options exercisable within 60 days to purchase 53,800 shares.

(5) Includes employee stock options exercisable within 60 days to purchase 16,000 shares.

(6) Includes shares which the directors and executive officers have the option to purchase within 60 days.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the period from June 1, 1996 to May 31, 1997 all filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were complied with except that Preston Martin filed a form 4 late in connection with the purchase in July 1996 of 1,000 shares for the individual retirement account of his wife.

                                    AUDITORS

     KPMG Peat Marwick LLP serves as the Company's principal accountants. Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, there are no other matters which management intends to present or has reason to believe others will present to the meeting. If other matters properly come before the meeting, those who act as proxies will vote in accordance with their judgment.

                             STOCKHOLDER PROPOSALS

     If any stockholder intends to present a proposal for action at the Company's 1998 Annual Meeting and wishes to have such proposal set forth in management's proxy statement, such stockholder must forward the proposal to the Company so that it is received on or before May 4, 1998. Proposals should be addressed to the Company at 706 Mission Street, San Francisco, California 94103,
Attention: Corporate Secretary.

                              COST OF SOLICITATION

     All expenses in connection with the solicitation of this proxy, including the charges of brokerage houses and other custodians, nominees or fiduciaries for forwarding documents to stockholders, will be paid by the Company.

Dated: September 1, 1997.

                                          By Order of the Board of Directors

                                          Jan H. Raymond, Secretary

                             FRITZ COMPANIES, INC.

          PROXY FOR ANNUAL MEETING OF STOCKHOLDERS October 7, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Lynn C. Fritz, Dennis L. Pelino and Jan
H. Raymond, or any of them, each with power of substitution, as proxies of the undersigned, to attend the Annual Meeting of Stockholders of FRITZ COMPANIES, INC. to be held at Bank of America NT&SA, 555 California Street, San
Francisco, California, on October 7, 1997, at 10:30 A.M., and any adjournment thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present on the following:

(1) The election of four Directors.

[ ] FOR all nominees listed below               [ ] WITHHOLD AUTHORITY
    (except as marked to the                        to vote for all
    contrary below)                                 nominees listed
                                                    below

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below)

Lynn C. Fritz, Dennis L. Pelino, James Gilleran and Preston Martin

(2) In their discretion, upon any and all such other matters as may properly come before the meeting or any adjournment thereof.

                                  (Continued, and to be signed, on reverse side)

(Continued from other side)

         This proxy will be voted as directed. In the absence of contrary directions, this proxy will be voted FOR the election of the directors listed above.

                                        Dated: ___________________________, 1997

                                        ________________________________________

                                        ________________________________________
                                                       (Signature)

                                        The signature should correspond exactly
                                        with the name appearing on the
                                        certificate evidencing your Common
                                        Stock. If more than one name appears,
                                        all should sign. Joint owners should
                                        each sign personally.

           STOCKHOLDERS ARE URGED TO MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO
                    POSTAGE IF MAILED IN THE UNITED STATES.